UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2012 (December 24, 2012)

MAIDEN HOLDINGS, LTD.

 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 24, 2012, Maiden Holdings, Ltd. (“Maiden”) adopted a written trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to facilitate the repurchase of its common shares in accordance with Maiden’s existing share repurchase authorization. As previously announced, in August 2012, Maiden's Board of Directors approved the repurchase through open market and privately negotiated purchases of up to $75 million.

Maiden's Rule 10b5-1 trading plan provides that a broker selected by Maiden has the authority to repurchase common shares at prevailing market prices on Nasdaq pursuant to the terms and limitations specified in the plan. The Rule 10b5-1 trading plan will allow Maiden’s broker to repurchase common shares on behalf of Maiden at times when it otherwise might be prevented from doing so under insider trading laws or due to self-imposed blackout periods. There can be no assurance that any common shares will be repurchased by Maiden either through its Rule 10b5-1 trading plan or otherwise.

Maiden may suspend or terminate its Rule 10b5-1 trading plan at any time, so long as the suspension or termination is made in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, or other applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2012	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary